UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

Cell-nique Corporation
 (Exact name of registrant as specified in its charter)

Delaware	333-161413	27-0693687
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Old Stage Coach Road, Weston, CT  06883
(Address of principal executive offices)(Zip Code)

888-417-9343
 (Registrants telephone number, including area code)

N/A
(Former name of former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 2.01, 2.03 & 3.02 is incorporated herein by reference

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On June 8, 2011, Cell-nique Corporation (the “Company”) entered into and completed the acquisition of substantially all of the assets, and the assumption of certain liabilities, of Cherrybrook Kitchen, LLC (the “CBK”), including its natural food brands of peanut free, dairy free, gluten free, baking products, cookies, and frostings. As consideration for the acquisition, the Company issued to CBK an aggregate of 3,000,000 shares of its common stock and 5,000 shares of its Series A Preferred Stock and issuance of promissory notes to CBK in the amount of $510,155 for the repayment of CBK debt outstanding. The issuances of the Company’s stock were effected in reliance upon a S-1 registration statement provided under the Securities Act of 1933, as amended, which became effective on April 27, 2010. Final provisional conditions to enter into and close the acquisition was eliminated on June 8, 2011, notwithstanding the effective date of the acquisition is May 31, 2011.

The acquisition is deemed a business acquired and is considered significant under Regulation S-X Section 210.3.05 requiring audited financial statements and pro forma disclosures. Once completed subsequent 8K/A will be filled.

The foregoing description of the acquisition is not complete and is qualified in its entirety by the terms and provisions of the Asset Acquisition Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

The information set forth under Item 2.03 & 3.02 is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On May 31, 2011, Cell-nique Corporation (the “Company”) entered into a Asset Based Loan Agreement with Commerce Bank & Trust Company thereto (the “Loan Agreement”), subject to closing the CBK acquisition. The Loan Agreement provides for a $200 thousand secured revolving Loan facility. Borrowings under the Loan Agreement on the closing date of May 31, 2011 will be used to repay all amounts outstanding under the Cherrybrook Kitchen, LLC’s prior loan agreement; future borrowings may be used to provide working capital, finance capital expenditures and permitted acquisitions, refinance certain existing indebtedness and for other lawful corporate purposes.

The obligations under the Loan Agreement are guaranteed by all existing and future assets of the Company, subject to certain exceptions.

The Loan Agreement will terminate and all amounts outstanding thereunder will be due and payable on May 31, 2013.

The Loan Agreement provides that loans will bear interest at rates based on the Wall Street Journal Prime Rate, plus 1.00% per annum with a floor of 5.00%.

The Loan Agreement contains restrictive covenants usual and customary for facilities of its type, which include, with specified exceptions, limitations on the Company’s ability to engage in certain business activities, incur debt, have liens, make capital expenditures, pay dividends or make other distributions, enter into affiliate transactions, consolidate, merge or acquire or dispose of assets, and make certain investments, acquisitions and loans. The Loan Agreement also requires the Company to satisfy certain collateral borrowing base covenants, such as maintaining a consolidated eligible asset base of no less than 80% of eligible Accounts Receivable and 50% of eligible finished goods inventory.

Obligations under the Loan Agreement may be declared due and payable upon the occurrence of certain events of default, as defined in the Loan Agreement, including failure to pay any principal when due and payable, failure to comply with any covenant or representation of any loan document, any change of control, cross-defaults and certain other events as set forth in the Loan Agreement, with grace periods in some cases.

The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by the terms and provisions of the Loan Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under Item 2.01 is incorporated herein by reference.

ITEM 5.03 AMENDMENT TO CERTIFICATE OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

At Board of Directors Meeting on May 31st, 2011, the stockholders of the Company approved an amendment to the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to conditional upon closing the CBK aquisition

The foregoing does not constitute a complete summary of the amendments to the Amended and Restated Certificate of Incorporation, and reference is made to the complete text of the Amended and Restated Certificate of Incorporation, which is attached hereto as Exhibit 3.2 and incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The acquisition in Item 2.01 is deemed a business acquired and is considered significant under Regulation S-X Section 210.3.05 requiring audited financial statements and pro forma disclosures. Once completed subsequent 8K/A will be filled.

(d)	Exhibits. The following exhibits are filed herewith or referenced in prior filings:

3.1	Articles of Incorporation	Filed S-1 on 8-18-2009

3.2	Amended and Restated Certificate of Incorporation	Filed Herein

3.3	Bylaws	Filed S-1 on 8-18-2009

10.2	Asset Purchase Agreement by and among the Company, Cell-nique Corporation and Cherrybrook Kitchen, LLC, dated May 31, 2011 (included as Exhibit 10.2 herein by reference).	Filed herein

10.3	Loan Agreement, dated as of May 31, 2011, by and among Cell-nique Corporation and Commerce Bank & Trust Company (included as Exhibit 10.3 herein by reference).	Filed herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2011

CELL-NIQUE CORPORATION
(Registrant)

By:	/S/ Dan Ratner
Name:	Dan Ratner
Title:	President and Chief Financial Officer